Nutrition 21 Reports Fiscal Fourth-Quarter and Full-Year 2007 Results

Company Focused on Building Brands and
New Product Introductions in Fiscal 2008

PURCHASE, N.Y., September 28, 2007 - Nutrition 21, Inc. (NASDAQ: NXXI), a leading developer and marketer of chromium-based and omega-3 fish oil-based nutritional supplements, today announced financial results for the fourth quarter and fiscal year ended June 30, 2007. The delay in reporting since announcing preliminary results on August 13, 2007 was due to the additional time needed to complete a $17.75 million financing on September 10, 2007 as well as the time needed to meet year-end financial and Sarbanes-Oxley audit requirements.

Revenues for the fourth quarter were $12.0 million, compared to $2.5 million for the comparable period a year ago. Net loss for the fourth quarter of fiscal year ended June 30, 2007 was $8.2 million or $0.13 loss per diluted share compared to a $3.7 million or $0.9 loss per diluted share in the 2006 period. For the fiscal year ended June 30, 2007, Nutrition 21 reported total revenues of $42.1 million compared to $10.7 million in fiscal year 2006. Net loss for fiscal year 2007 was $19.1 million or $0.33 loss per diluted share, compared to a net loss of $10.3 million or $0.26 loss per diluted share for the prior fiscal year.

Revenues in the fourth quarter were negatively impacted by a $1.8 million return of Selenomax® by a national retailer who had made a one-time $2.6 million purchase in the third quarter. In August, Nutrition 21 entered into an agreement to sell the returned inventory to a third party for $1.7 million in barter credits that the Company expects to use in fiscal 2008. The net loss for the year includes a one-time net charge of $1.4 million in the fourth quarter due to the return of Selenomax, as well as a $0.7million non-cash impairment charge for intangibles.

In general, the net loss for the quarter and the year reflects the investment and commitment made to transition from a research and development-focused company primarily selling chromium picolinate as an ingredient, to a sales and marketing-driven company selling branded consumer products targeting the growing age and weight- related health needs, including diabetes, cardiovascular health, obesity, joint health, cognitive function and mental health.

As previously announced, the activities and investments made during the fiscal year include:

▪	Adding key members to our retail sales, marketing and distribution team;

▪
Conducting pre-market activities associated with launching Chromax®, Iceland Health Omega-3®, Iceland Health Joint Relief® and Diachrome® into the retail channel. These activities include market research, focus groups, web site development, collateral development, as well as developing integrated marketing programs, such as PR, print and radio advertisements;

▪
Acquiring Iceland Health, Inc. on August 25, 2006, and integrating its established line of Omega-3 products promoting cardiovascular and joint health. The acquisition also provides us with direct-to-consumer marketing and sales capabilities, allowing us to effectively leverage television infomercials, print, radio, direct mail, and Internet e-commerce;

▪
Expanding the Company's direct response operations by adding new call centers; developing new marketing and sales programs in Spanish; producing and launching a 30-minute infomercial for Chromax and developing line extensions for the Iceland Health franchise that will launch in the fall of 2007;

▪	Testing and refining radio and print media campaigns for the products that Nutrition 21 currently sells at retail.

▪
Completing research and development for Core4Life™ Advanced Memory Formula™, a nutritional supplement for promoting cognitive function. The Company recently completed a randomized, double-blind, placebo-controlled, clinical trial evaluating recall performance and brain activity using MRI scans. Nutrition 21 has filed a patent covering this product; and

▪
Preparing for the fall 2007 launch of Core4Life Advanced Memory Formula and the launch of Diabetes Essentials®, a line of nutritional supplements for people with type-2 diabetes. Major retailers and key regional retailers have already placed purchase orders for both products.

Paul Intlekofer, Nutrition 21's President and Chief Executive Officer, said, “We now have a diverse portfolio of best-in-class products, extensive marketing capabilities, strong relationships with our retail distributors and an experienced staff. Excluding the one-time sale and return of Selenomax, we have grown revenues in each of the last four quarters. The investments we made during this past year and the recent $17.75 million financing will enable us to continue to build our brands and to position us to be able to generate sustainable growth over the next few years.”

About Nutrition 21
Nutrition 21 is a nutritional bioscience company and the maker of chromium picolinate-based and omega-3 fish oil-based supplements with health benefits substantiated by clinical research. Nutrition 21 holds over 30 patents for nutrition products and uses. The company markets Chromax® chromium picolinate, which is the most-studied form of the essential mineral chromium. Chromax, a supplement for healthy and pre-diabetic people that promotes insulin health and helps improve blood sugar metabolism, cardiovascular health, control cravings and fight weight gain, is now available through food, drug and mass retailers nationwide. Another chromium picolinate-based supplement developed and marketed by Nutrition 21 is Diachrome®, a proprietary, non-prescription, insulin sensitizer for people with type 2 diabetes. It is sold in select drug retailers nationwide. The Company is the exclusive importer of Icelandic fish oils, including omega-3 fatty acids, which are manufactured to pharmaceutical standards and sold under the Iceland Health® brand. More information is available at http://www.nutrition21.com/.

Safe Harbor Provision

This press release may contain certain forward-looking statements. The words “believe,” “expect,” “anticipate” and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2006. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

CONTACT: Maryrose Lombardo, 914-701-4525

(see attached tables)

NUTRITION 21, INC.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,
ASSETS	2007	2006

Current assets:
Cash, cash equivalents and short term investments	$3,417	$13,914
Accounts receivable, net	1,918	2,600
Other receivables, net	344	205
Inventories, net	3,945	963
Other current assets	1,369	392
Total current assets	10,993	18,074

Property and equipment, net	64	116
Patents, trademarks, and other intangibles, net	8,650	5,375
Goodwill	14,715	--
Other assets	272	291

Total Assets	$34,694	$23,856

LIABILITIES, AND STOCKHOLDERS’ EQUITY
Accounts payable	$7,085	$2,282
Accrued expenses	1,411	914
Deferred income	2,929	1,710
Deferred income taxes	2,152	--
6% Series I Convertible preferred stock subject to mandatory redemption	2,838	4,410
Long term debt	2,342	-------
Total Liabilities	18,757	9,316

Stockholders’ Equity	15,937	14,540

Total Liabilities, and Stockholders’ Equity	$34,694	$23,856

NUTRITION 21, INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Year ended June 30,
	2007	2006

Net sales	$41,623	$10,298
Other revenues	526	366
Total Revenues	2,149	10,664

Costs and Expenses

Cost of Revenues	13,599	2,722

Selling, General and Administrative	40,813	11,848

Research and Development	1,241	1,546

Depreciation and Amortization	3,257	2,235
Impairment charge for intangible assets	678	--
Operating loss	(17,439)	(7,687)

Interest income (expense), net	(1,695)	(2,618)

Loss before income taxes	(19,134)	(10,305)

Income taxes	14	12

Net loss	$(19,148)	$(10,317)

Basic and diluted loss per share	$(0.33)	$(0.26)

Weighted average number of common shares outstanding - basic and diluted	57,463	40,263

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